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Long Beach Mortgage Loan Trust 2006‑A
Issuing Entity

$520,121,000
(+/-5% Approximate)

Long Beach Securities Corp.
Depositor

Long Beach Mortgage Company
Sponsor, Seller and Master Servicer

Goldman, Sachs & Co.	WaMu Capital Corp.

Co-Lead Managers

Important Notice About Information Presented in this Preliminary Term Sheet

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this preliminary term sheet relates.  Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering.  You may obtain the documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request by calling toll-free 1-800-667-9596.

This preliminary term sheet is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this preliminary term sheet is preliminary and is subject to completion or change.

The information in this preliminary term sheet supersedes information contained in any prior communication relating to these securities.

Numerous assumptions were used in preparing this preliminary term sheet which may or may not be stated herein.  This preliminary term sheet should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.

This preliminary term sheet is not an offer to sell or a solicitation of any offer to buy nor shall there be any sale of the securities discussed in this preliminary term sheet in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Please be advised that asset-backed securities may not be appropriate for all investors.  Potential investors must be willing to assume, among other things, market price volatility, prepayments, yield curve and interest rate risk.  Investors should fully consider the risk of an investment in these securities.

This preliminary term sheet is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this preliminary term sheet and to solicit an indication of your interest in purchasing such securities, when, as and if issued.  Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities.  You may withdraw your indication of interest at any time.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the e-mail communication to which this preliminary term sheet is attached relating to (1) no representation that these materials are accurate or complete and may not be updated or (2) these materials possibly being confidential are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

Preliminary Term Sheet	Date Prepared: April 24, 2006

$520,121,000
(+/- 5% Approximate)

Long Beach Mortgage Loan Trust 2006‑A

Class(1,2)	Principal Balance($)	Expected Credit Support Support(3)	Expected RatingS&P/Moody's	Assumed Final Distribution Date	Certificate Type
A-1	$260,802,000	37.750%	[AAA/Aaa]	May 25, 2036	Floating Rate Senior
A-2	$75,000,000	37.750%	[AAA/Aaa]	May 25, 2036	Fixed Rate Senior
A-3	$20,000,000	37.750%	[AAA/Aaa]	May 25, 2036	Floating Rate Senior
M-1	$58,058,000	26.850%	[AA/Aa2]	May 25, 2036	Floating Rate Subordinate
M-2	$14,115,000	24.200%	[AA-/Aa3]	May 25, 2036	Floating Rate Subordinate
M-3	$25,833,000	19.350%	[A/A2]	May 25, 2036	Floating Rate Subordinate
M-4	$10,653,000	17.350%	[A-/A3]	May 25, 2036	Floating Rate Subordinate
M-5	$12,517,000	15.000%	[BBB+/Baa1]	May 25, 2036	Floating Rate Subordinate
M-6	$9,054,000	13.300%	[BBB/Baa2]	May 25, 2036	Floating Rate Subordinate
M-7	$9,854,000	11.450%	[BBB-/Baa3]	May 25, 2036	Floating Rate Subordinate
B-1(4)	$15,180,000	8.600%	[BB+/Ba1]	May 25, 2036	Fixed Rate Subordinate
B-2(4)	$9,055,000	6.900%	[BB/Ba2]	May 25, 2036	Fixed Rate Subordinate
Total	$520,121,000

(1)     The principal balance of each class of the Certificates is subject to a 5% variance.

(2)     The Certificates are priced to a 10% Clean-up Call.  The margin on the Class A-1 and Class A-3 Certificates will be equal to 2.0x the original margin beginning on the first Distribution Date after the 10% Clean-up Call may first be exercised.  The coupon on the Class M will be equal to 1.5x the original margin beginning on the first Distribution Date after which the 10% Clean-up Call may first be exercised. The pass through rate on the Class A-2, Class B-1 and Class B-2 Certificates will increase by 0.50% on the first Distribution Date after which the 10% Clean-up Call may first be exercised.

(3)     The credit enhancement includes target overcollateralization of 6.90%.  Overcollateralization builds from an initial level of 2.35%.

(4)     Not offered hereby.

Depositor:  Long Beach Securities Corp.

Sponsor, Seller and Master Servicer:  Long Beach Mortgage Company.

Issuing Entity:  Long Beach Mortgage Loan Trust 2006‑A.  The Issuing Entity is also referred to herein as the “Trust.”

Sub-Servicer:  Washington Mutual Bank.

Servicing Fee:  0.50% per annum.

Co-Lead Managers:  WaMu Capital Corp. and Goldman, Sachs & Co.

Trustee:  Deutsche Bank National Trust Company.

Trustee Fee:    No more than 1bp

Cap Counterparty:  TBD

Class A Certificates:  The Class A-1, Class A-2 and Class A-3 Certificates.

Class M Certificates:    The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7.

Class B Certificates:  The Class B-1 and Class B-2 Certificates.

Certificates:  The Class A, Class M and Class B Certificates.

Fixed Rate Certificates:  The Class A-2, Class B-1 and Class B-2 Certificates.

Floating Rate Certificates:  The Class A Certificates (other than the Class A-2 Certificates) and the Class M Certificates.

Federal Tax Status:  The Certificates will represent ownership of REMIC regular interests for tax purposes.

Registration:  The Certificates will be available in book-entry form through DTC and, upon request, through Clearstream, Luxembourg and the Euroclear System.  The Class B Certificates will be available through the PORTAL system.

Unregistered Securities:  The Class B Certificates will not be registered under the Securities Act of 1933 in the reliance on the exemption provided by Rule 144A.  Investors will be deemed to have represented that they are Qualified Institutional Buyers (“QIBs”) as defined in Rule 144A.

Cut-off Date:  May 1, 2006.

Expected Pricing Date:  Week of April 24, 2006.

Expected Closing Date:  On or about May 10, 2006.

Distribution Date:  The 25th day of each month (or if such day is not a business day, the next succeeding business day) commencing in June 2006.

Final Scheduled Distribution Date:  May 2036.  The actual final Distribution Date for each class of the Certificates may be earlier or later, and could be substantially earlier, than the Distribution Date in May 2036.

Due Period:   With respect to any Distribution Date, the period commencing on the 2nd day of the month preceding the month in which the Distribution Date occurs and ending on the 1st day of the month in which such Distribution Date occurs.

Prepayment Period:  With respect to any Distribution Date, (i) the period commencing on the 15th day of the month preceding the month in which the Distribution Date occurs (or in the case of the first Distribution Date, the Cut-off Date) and ending on the 14th day of the month in which such Distribution Date occurs, for purposes of prepayments in full; and (ii) the calendar month immediately preceding the month in which the Distribution Date occurs, for any other purpose.

Accrued Interest:  The price to be paid by investors for the Class A and Class M Certificates will not include accrued interest (settling flat). The Class B Certificates will settle with accrued interest.

Interest Accrual Period:  For the Floating Rate Certificates, with respect to each Distribution Date, the period commencing on the previous Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day prior to such Distribution Date (on an actual/360 basis). For the Class A-2 Certificate, the period commencing on the previous Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day prior to such Distribution Date (on a 30/360 basis).  For the Class B-1 and B-2 Certificates from and including the first day of the month prior to the month in which the current Distribution Date occurs to and including the last day of such month on a 30/360 basis.

ERISA Eligibility:  It is expected that the Class A and Class M Certificates will be ERISA eligible and the Class B certificates will not be ERISA eligible.  Investors should consult their own advisors.

SMMEA Eligibility:  None of the Certificates is expected to be SMMEA eligible.

Clean-up Call:  The terms of the transaction will allow for a clean-up call of the Mortgage Loans and the retirement of the Certificates, which may be exercised by the majority holder of the Class C Certificates, except if such holder is Long Beach or any of its affiliates, on the Distribution Date following the determination date in which the aggregate stated principal balance of the Mortgage Loans is less than or equal to 10% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date.  If the majority holder of the Class C Certificates does not exercise such right, the Master Servicer will be permitted to exercise the clean-up call.

Mortgage Loans:  The mortgage loans will consist of a pool of fixed-rate one- to four-family, second lien residential mortgage loans.  The description of the mortgage loans is on the basis of their scheduled principal balances as of the Cut-off Date.  As of the Cut-off Date, the mortgage loans expected to be delivered to the Trust on the Closing Date have an aggregate scheduled principal balance of approximately $532,638,781 (the “Mortgage Loans”).  The Mortgage Loans have the characteristics described on Exhibit A.

Adjusted Net Mortgage Rate:  With respect to any Mortgage Loan, the mortgage rate for such Mortgage Loan less the servicing fee rate and trustee fee rate.

Pass-Through Rate:  With respect to each class of Certificates on any Distribution Date, a per annum rate equal to the lesser of (i) the related Formula Rate and (ii) the Net WAC Rate.

Formula Rate:  With respect to each class of Floating Rate Certificates, a per annum rate equal to One Month LIBOR plus the related margin for such class. With respect to the Fixed Rate Certificates, the related pass through rate.

Net WAC Rate:  With respect to any Distribution Date (other than the first Distribution Date), a per annum rate equal to the weighted average of the Adjusted Net Mortgage Rates of the Mortgage Loans (calculated on an actual/360 basis in the case of the Floating Rate Certificates and calculated on a 30/360 basis in the case of the Fixed Rate Certificates)

Net WAC Rate Carryover Amount:    With respect to any class of Certificates on any Distribution Date on which the Pass-Through Rate for such class of Certificates is limited by the related Net WAC Rate, an amount equal to the sum of (i) the excess of (a) the amount of interest that would have accrued on such class based on the related Formula Rate over (b) the amount of interest actually accrued on such class based on the related Net WAC Rate, and (ii) the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Distribution Date together with accrued interest thereon at the related Formula Rate.  With respect to any class of Certificates on any Distribution Date on which the Pass-Through Rate for such class of Certificates is the related Formula Rate, the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Distribution Date together with accrued interest thereon at the related Formula Rate.  Any Net WAC Rate Carryover Amount will be paid on such Distribution Date or future Distribution Dates to the extent of funds available.

Interest Distribution Amount:  With respect to any Distribution Date, an amount equal to the sum of (a) the portion of available funds attributable to interest received or advanced with respect to the Mortgage Loans and (b) compensating interest paid by the Master Servicer with respect to the Mortgage Loans.

Class A Principal Distribution Amount:  With respect to any Distribution Date, an amount equal to the lesser of (i) the aggregate principle balance of the Certificates immediately prior to such Distribution Date and (ii) the excess of (x) the aggregate principal balance of the Class A Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 24.50% and (ii) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate stated principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus 0.50% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date.

Overcollateralization Target Amount:  With respect to any Distribution Date:

(i)  prior to the Stepdown Date, 6.90% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date; and,

(ii)   on or after the Stepdown Date, the greater of:

    (a) the lesser of (x) 6.90% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date and (y) 13.80% of the current aggregate stated principal balance of the Mortgage Loans; and

    (b) 0.50% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date (the “OC Floor”); provided however, that on any Distribution Date on which a Trigger Event is in effect, the Overcollateralization Target Amount will be equal to the Overcollateralization Target Amount as of the preceding Distribution Date.

Stepdown Date:  The earlier to occur of:

(i)  the Distribution Date on which the aggregate principal balance of the Class A Certificates has been reduced to zero; and,

(ii)  the later to occur of

(x) the Distribution Date occurring in June 2009 and

(y) the first Distribution Date on which the Credit Enhancement Percentage is greater than or equal to 75.50%.

Credit Enhancement:  Consists of the following:

1) Monthly Excess Cashflow;

2) Overcollateralized Amount;

3) Subordination; and

4) Interest Rate Cap payments.

Monthly Excess Cashflow:  With respect to any Distribution Date, an amount equal to the available funds remaining after priorities (I) and (II) under “Priority of Distributions.”

Overcollateralized Amount:  With respect to any Distribution Date, the excess of the aggregate stated principal balance of the Mortgage Loans on the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over the aggregate principal balance of the Class A, Class M, Class B and Class P Certificates (assuming that 100% of the aggregate principal remittance amount is applied as a principal payment on such Distribution Date).  On the Closing Date, the initial Overcollateralized Amount will be approximately 2.35% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date building to a target of 6.90%.  To the extent the Overcollateralized Amount is reduced below the Overcollateralization Target Amount, Monthly Excess Cashflow will be distributed to the Certificates as described below to build the Overcollateralized Amount until the Overcollateralization Target Amount is reached.

Credit Enhancement Percentage:  With respect to any Distribution Date an amount equal to (i) the sum of (a) the aggregate principal balance of the Class M and Class B Certificates and (b) the Overcollateralized Amount divided by (ii) the aggregate stated principal balance of the Mortgage Loans.

Delinquency Trigger Event:  With respect to any Distribution Date on or after the Stepdown Date, if the 60+ days delinquency percentage exceeds 12.07% of the Credit Enhancement Percentage.

Loss Trigger Event:  With respect to any Distribution Date on or after the Stepdown Date, if the cumulative Realized Losses on the Mortgage Loans as a percentage of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date, for the related Distribution Date are greater than:

Distribution Date	Cumulative Realized Loss Percentage
June 2008 to May 2009	2.75% for the first month, plus an additional 1/12th of 3.40% for each month thereafter
June 2009 to May 2010	6.15% for the first month, plus an additional 1/12th of 3.40% for each month thereafter
June 2010 to May 2011	9.55% for the first month, plus an additional 1/12th of 2.70% for each month thereafter
June 2011 to May 2012	12.25% for the first month, plus an additional 1/12th of 1.35% for each month thereafter
June 2012 and thereafter	13.60%

Trigger Event:  With respect to any Distribution Date if either a Loss Trigger Event or a Delinquency Trigger Event is in effect on such Distribution Date.

Credit Support:

Initial Credit Enhancement Percentage(1)		Target Credit Enhancement Percentage On and After Stepdown Date
Class	Percent	Class	Percent
A	37.75%	A	75.50%
M-1	26.85%	M-1	53.70%
M-2	24.20%	M-2	48.40%
M-3	19.35%	M-3	38.70%
M-4	17.35%	M-4	34.70%
M-5	15.00%	M-5	30.00%
M-6	13.30%	M-6	26.60%
M-7	11.45%	M-7	22.90%
B-1	8.60%	B-1	17.20%
B-2	6.90%	B-2	13.80%
(1)Includes Target Overcollateralization amount

Realized Losses:  If a Mortgage Loan becomes a liquidated loan, the net liquidation proceeds relating thereto may be less than the principal balance on such Mortgage Loan.  The amount of such insufficiency is a “Realized Loss.”  Realized Losses on the Mortgage Loans will be absorbed first by payments made by the Interest Rate Cap, second by the Monthly Excess Cashflow, and third by a reduction of the Overcollateralized Amount.  Following the reduction of the Overcollateralized Amount to zero, all remaining Realized Losses will be applied to reduce the principal balance of the Class B and Class M Certificates in reverse sequential order, first to the Class B-2 Certificates, second to the Class B-1 Certificates, third to the Class M-7 Certificates, fourth to the Class M-6 Certificates, fifth to the Class M-5 Certificates, sixth to the Class M-4 Certificates, seventh to the Class M-3 Certificates, eighth to the Class M-2 Certificates and ninth to the Class M-1 Certificates.

Interest Rate Cap Agreement:   On the Closing Date, the Trust will enter into an agreement with the Cap Counterparty pursuant to which on each Distribution Date from the 7th Distribution Date through the 56th Distribution Date, the Trust will be entitled to receive from the Cap Counterparty an amount equal to the excess, if any, of (x) One-Month LIBOR (as determined pursuant to the cap agreement) over (y) the cap strike rate on the lesser of the cap notional amount amount and the aggregate class certificate balance of the Floating Rate Certificates.  The strike rate for each distribution date is 6.00%.  Any cap payment will be deposited in the Cap Account and used as follows:

1)  according to the Interest Distribution priorities (I)(i) through (I)(x) to the extent unpaid, and then,

2)  according to the Principal Distribution priorities but only to the extent necessary to cause the overcollateralization to be maintained by covering current period Realized Losses (prior to distribution of any amounts due),

3)    to the Certificates, to pay unpaid interest shortfall and Net WAC Rate Carryover Amounts according to the section “Monthly Excess Cashflow” to the extent unpaid, and

4)   Any additional amounts will be available on following Distribution Dates for distribution as described above.

Interest Rate Cap Schedule

Distribution Date	Interest Rate Cap Notional Amount ($)	Distribution Date	Interest Rate Cap Notional Amount ($)
1	0	31	124,699,187
2	0	32	119,440,100
3	0	33	114,402,234
4	0	34	109,576,301
5	0	35	104,953,404
6	0	36	100,525,018
7	328,066,888	37	96,282,976
8	309,679,492	38	92,219,454
9	290,749,452	39	88,326,954
10	271,321,598	40	84,598,294
11	252,578,078	41	81,026,593
12	234,731,099	42	77,605,258
13	217,590,993	43	74,327,973
14	201,197,778	44	71,188,685
15	186,676,946	45	68,181,598
16	173,064,034	46	65,301,157
17	160,022,993	47	62,542,040
18	159,780,256	48	59,899,150
19	159,780,256	49	57,367,600
20	159,780,256	50	54,942,713
21	159,780,256	51	52,620,004
22	159,780,256	52	50,395,178
23	159,780,256	53	48,264,121
24	157,715,011	54	46,222,890
25	148,464,861	55	44,267,709
26	139,603,580	56	42,394,958
27	139,603,580	57	0
28	139,603,580
29	135,920,216
30	130,189,186

Priority of Distributions:

I.                     Interest Distribution: Interest Distribution Amounts will be distributed as follows:

i)                     Pro-rata to the Class A Certificates, current interest plus any unpaid interest

ii)                    To the Class M-1 Certificates current interest;

iii)                   To the Class M-2 Certificates current interest;

iv)                   To the Class M-3 Certificates current interest;

v)                    To the Class M-4 Certificates current interest;

vi)                   To the Class M-5 Certificates current interest;

vii)                  To the Class M-6 Certificates current interest;

viii)                 To the Class M-7 Certificates current interest;

ix)                   To the Class B-1 Certificates current interest;

x)                    To the Class B-2 Certificates current interest;

xi)                   Any interest distribution amounts remaining undistributed following (i) through (x) above will be distributed as Monthly Excess Cashflow for such Distribution Date.

II.                   Principal Distribution:

(A)  On each Distribution Date prior to the Stepdown Date, or if a Trigger Event is in effect:

i)                     An amount equal to the Class A Principal Distribution Amount will be distributed to the sequentially, to the Class A-1 Certificates, Class A-2 Certificates and Class A-3 Certificates, in that order, in each case until their principal balance has been reduced to zero;

ii)                   To the Class M-1 Certificates until the principal balance thereof is reduced to zero;

iii)                  To the Class M-2 Certificates until the principal balance thereof is reduced to zero;

iv)                  To the Class M-3 Certificates until the principal balance thereof is reduced to zero;

v)                   To the Class M-4 Certificates until the principal balance thereof is reduced to zero;

vi)                  To the Class M-5 Certificates until the principal balance thereof is reduced to zero;

vii)                 To the Class M-6 Certificates until the principal balance thereof is reduced to zero;

viii)                To the Class M-7 Certificates until the principal balance thereof is reduced to zero;

ix)                  To the Class B-1 Certificates until the principal balance thereof is reduced to zero;

x)                   To the Class B-2 Certificates until the principal balance thereof is reduced to zero;

xi)                  Any Principal Distribution amounts remaining undistributed following (i) through (x) above will be distributed as Monthly Excess Cashflow, if any, for such Distribution Date.

(B)  On each Distribution Date on or after the Stepdown Date and if a Trigger Event is not in effect:

i)                    The Class A Principal Distribution Amount will be distributed as follows:

a.                   Sequentially to the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, in that order, in such case until their principal balance has been reduced to zero.

ii)                   Any remaining Principal Distribution Amounts will be distributed in the following order.

a.                   To the Class M-1 Certificates until it reaches a 53.70% Target Credit Enhancement Percentage (based on 2x the Class M-1 Initial Credit Enhancement Percentage);

b.                   To the Class M-2 Certificates until it reaches a 48.40% Target Credit Enhancement Percentage (based on 2x the Class M-2 Initial Credit Enhancement Percentage);

c.                   To the Class M-3 Certificates until it reaches a 38.70% Target Credit Enhancement Percentage (based on 2x the Class M-3 Initial Credit Enhancement Percentage);

d.                   To the Class M-4 Certificates until it reaches a 34.70% Target Credit Enhancement Percentage (based on 2x the Class M-4 Initial Credit Enhancement Percentage);

e.                   To the Class M-5 Certificates until it reaches a 30.00% Target Credit Enhancement Percentage (based on 2x the Class M-5 Initial Credit Enhancement Percentage);

f.                    To the Class M-6 Certificates until it reaches a 26.60% Target Credit Enhancement Percentage (based on 2x the Class M-6 Initial Credit Enhancement Percentage);

g.                   To the Class M-7 Certificates until it reaches a 22.90% Target Credit Enhancement Percentage (based on 2x the Class M-7 Initial Credit Enhancement Percentage);

h.                   To the Class B-1 Certificates, until it reaches a 17.20% Target Credit Enhancement Percentage (based on 2x the Class B-1 Initial Credit Enhancement Percentage);

i.                    To the Class B-2 Certificates, until it reaches a 13.80% Target Credit Enhancement Percentage (based on 2x the Class B-2 Initial Credit Enhancement Percentage); and

j.                    Any Principal Distribution Amounts remaining undistributed following (a) through (i) above will be distributed as Monthly Excess Cashflow, if any, for such Distribution Date.

Beginning on the first Distribution Date on or after which the principal balances of the Class M and Class B Certificates have been reduced to zero and the Monthly Excess Cashflow and Overcollateralized Amount for such Distribution Date are insufficient to cover Realized Losses on the Mortgage Loans, principal distributions among the Class A Certificates will be allocated, pro rata, based on their principal balances, in each case, until their principal balances have been reduced to zero.

III.                   Monthly Excess Cashflow, to the extent unpaid by the Interest Rate Cap Agreement:

i)                    As principal to the Certificates to replenish or maintain the Overcollateralized Amount as described under Principal Distribution above;

ii)                   Pro-rata to the Class A Certificates, in an amount equal to unpaid interest;

iii)                  To the Class M-1 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;

iv)                  To the Class M-2 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;

v)                   To the Class M-3 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;

vi)                  To the Class M-4 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;

vii)                 To the Class M-5 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;

viii)                To the Class M-6 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;

ix)                  To the Class M-7 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;

x)                   To the Class B-1 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;

xi)                  To the Class B-2 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;

xii)                 Any funds remaining after distributions described in (i) through (xi) above will be distributed to pay any related Net WAC Rate Carryover Amounts as follows: first to the Class A Certificates, pro rata, based on their respective Net WAC Rate Carryover Amounts, then to the Class M-1 Certificates, then to the Class M-2 Certificates, then to the Class M-3 Certificates, then to the Class M-4 Certificates, then to the Class M-5 Certificates, then to the Class M-6 Certificates, then to the Class M-7 Certificates, then to the Class B-1 Certificates and lastly to the Class B-2 Certificates sequentially, in that order, in each case up to their respective Net WAC Rate Carryover Amount.

xiii)               Any remaining funds will be distributed to the holders of the Class C Certificates as further described in the pooling agreement.

FOR ADDITIONAL INFORMATION PLEASE CALL:

Goldman Sachs

Trading

Dariush Pouraghabagher	212-902-2131
Jon Heagle	212-902-1692

Finance

Michael Dente	212-357-3598
Canem Arkan	212-902-2492
Barrie Ribet	212-357-1240

Rating Agencies

Moody's
Odile Grisard Boucher	212-553-1382
S&P
Spencer Van Kirk	212-438-3135

Exhibit A

Mortgage Loan Statistics

		Minimum	Maximum
Scheduled Principal Balance	$532,638,781	$8,693	$259,774
Average Scheduled Principal Balance	$62,967
Number of Mortgage Loans	8,459

Weighted Average Gross Coupon	11.024%	7.90%	12.95%
Weighted Average FICO Score	658	548	815
Weighted Average Combined Original LTV	99.64%	65.71%	100.00%
Weighted Average DTI	42.78%	1%	63%

Weighted Average Original Term	358	180	360
Weighted Average Stated Remaining Term	355	153	359
Weighted Average Seasoning	3	1	36

Fixed Rate	100%	Full Documentation	31.87%
2nd Lien	100%	Limited Documentation	4.15%
		Stated Income Documentation	63.97%
Fixed - 15 Year	0.70%
Fixed - 20 Year	0.51%	Cash Out Refinance	11.99%
Fixed - 30 Year	98.79%	Purchase	87.48%
		Rate/Term Refinance	0.53%

		Two to Four Units	8.70%
		Condominium	8.52%
		Planned Unit Development	15.57%
		Single Family	67.12%
		Townhouse	0.09%

		Non-owner	0.00%
		Primary	100.00%
		Second Home	0.00%

		Top 5 States:
		California	47.38%
		Florida	7.26%
		Illinois	5.38%
		Texas	4.46%
		Virginia	4.05%

Distribution by Current Principal Balance

Current Principal Balance	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Combined Original LTV	Pct. Full Doc	Pct. Owner Occupied
$25,000 & Below	1,107	$21,297,583	4.00%	10.695%	638	$19,239	99.39%	59.48%	99.93%
$25,001 - $50,000	2,737	102,022,006	19.15	10.936	646	37,275	99.47	47.10	100.00
$50,001 - $75,000	1,993	124,728,616	23.42	11.087	656	62,583	99.65	29.07	100.00
$75,001 - $100,000	1,291	112,048,202	21.04	11.072	661	86,792	99.76	23.85	100.00
$100,001 - $125,000	689	76,937,954	14.44	11.065	667	111,666	99.77	23.68	100.00
$125,001 - $150,000	394	53,421,354	10.03	11.078	665	135,587	99.75	27.49	100.00
$150,001 - $200,000	244	41,264,248	7.75	10.954	671	169,116	99.49	29.64	100.00
$200,001 & Above	4	918,819	0.17	10.591	659	229,705	95.10	100.00	100.00
Total:	8,459	$532,638,781	100.00%	11.024%	658	$62,967	99.64%	31.87%	100.00%

Distribution by Current Rate

Current Rate	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Combined Original LTV	Pct. Full Doc	Pct. Owner Occupied
8.99% & Below	23	$1,626,833	0.31%	8.786%	696	$70,732	99.85%	93.53%	100.00%
9.00 - 9.49%	119	7,830,739	1.47	9.291	698	65,805	99.72	82.98	100.00
9.50 - 9.99%	1,399	66,632,825	12.51	9.814	674	47,629	99.58	64.37	100.00
10.00 - 10.49%	277	18,848,420	3.54	10.235	670	68,045	99.26	51.96	100.00
10.50 - 10.99%	1,984	141,470,726	26.56	10.769	687	71,306	99.68	24.01	99.99
11.00 - 11.99%	4,364	271,491,094	50.97	11.457	639	62,212	99.66	25.93	100.00
12.00 - 12.49%	216	19,071,283	3.58	12.181	636	88,293	99.48	23.37	100.00
12.50 - 12.99%	77	5,666,860	1.06	12.666	635	73,596	99.35	4.37	100.00
Total:	8,459	$532,638,781	100.00%	11.024%	658	$62,967	99.64%	31.87%	100.00%

Distribution by Credit Score

Credit Score	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Combined Original LTV	Pct. Full Doc	Pct. Owner Occupied
760 & Above	131	$10,526,052	1.98%	10.616%	777	$80,352	99.84%	17.03%	100.00%
740 - 759	197	15,885,485	2.98	10.589	749	80,637	99.64	18.20	100.00
720 - 739	268	21,067,738	3.96	10.506	728	78,611	99.81	21.81	100.00
700 - 719	478	35,048,188	6.58	10.708	709	73,323	99.67	12.59	99.96
680 - 699	854	62,517,940	11.74	10.554	688	73,206	99.59	20.56	100.00
660 - 679	1,162	78,544,620	14.75	10.676	669	67,594	99.57	25.11	100.00
640 - 659	1,592	103,418,299	19.42	11.278	649	64,961	99.64	25.34	100.00
620 - 639	2,352	136,973,550	25.72	11.411	629	58,237	99.64	28.17	100.00
600 - 619	1,139	56,760,782	10.66	11.113	609	49,834	99.61	84.54	100.00
599 & Below	286	11,896,127	2.23	11.497	584	41,595	99.77	90.12	100.00
Total:	8,459	$532,638,781	100.00%	11.024%	658	$62,967	99.64%	31.87%	100.00%

Distribution by Lien

Lien	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Combined Original LTV	Pct. Full Doc	Pct. Owner Occupied
2	8,459	$532,638,781	100.00%	11.024%	658	$62,967	99.64%	31.87%	100.00%
Total:	8,459	$532,638,781	100.00%	11.024%	658	$62,967	99.64%	31.87%	100.00%

Distribution by Combined Original LTV

Combined Original LTV	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Combined Original LTV	Pct. Full Doc	Pct. Owner Occupied
60.01 - 70.00%	1	$22,966	0.00%	9.600%	683	$22,966	65.71%	0.00%	100.00%
70.01 - 80.00%	1	49,619	0.01	11.700	653	49,619	80.00	0.00	100.00
80.01 - 85.00%	10	729,767	0.14	10.376	675	72,977	83.24	53.55	100.00
85.01 - 90.00%	157	7,309,162	1.37	11.080	656	46,555	89.71	40.49	100.00
90.01 - 95.00%	269	16,214,239	3.04	10.983	654	60,276	94.53	45.72	100.00
95.01 - 100.00%	8,021	508,313,027	95.43	11.025	658	63,373	99.97	31.28	100.00
Total:	8,459	$532,638,781	100.00%	11.024%	658	$62,967	99.64%	31.87%	100.00%

Distribution by Original LTV

Original LTV	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Combined Original LTV	Pct. Full Doc	Pct. Owner Occupied
10.00% & Below	151	$6,239,089	1.17%	11.130%	655	$41,318	89.61%	40.11%	100.00%
10.01 - 15.00%	254	14,571,271	2.74	11.020	651	57,367	94.36	47.85	100.00
15.01 - 20.00%	8,050	511,624,707	96.05	11.023	658	63,556	99.91	31.32	100.00
20.01 - 25.00%	4	203,715	0.04	11.273	646	50,929	100.00	29.03	100.00
Total:	8,459	$532,638,781	100.00%	11.024%	658	$62,967	99.64%	31.87%	100.00%

Distribution by Documentation

Documentation	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Combined Original LTV	Pct. Full Doc	Pct. Owner Occupied
Stated Doc	4,914	$340,749,796	63.97%	11.251%	668	$69,343	99.71%	0.00%	100.00%
Full Doc	3,223	169,767,028	31.87	10.621	641	52,674	99.49	100.00	100.00
Limited Doc	322	22,121,958	4.15	10.628	645	68,702	99.57	0.00	100.00
Total:	8,459	$532,638,781	100.00%	11.024%	658	$62,967	99.64%	31.87%	100.00%

Distribution by Purpose

Purpose	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Combined Original LTV	Pct. Full Doc	Pct. Owner Occupied
Purchase	7,374	$465,927,320	87.48%	11.032%	660	$63,185	99.84%	28.87%	100.00%
Cashout Refi	1,020	63,880,296	11.99	10.982	647	62,628	98.24	52.09	100.00
Rate/term Refi	65	2,831,165	0.53	10.701	639	43,556	98.23	70.01	100.00
Total:	8,459	$532,638,781	100.00%	11.024%	658	$62,967	99.64%	31.87%	100.00%

Distribution by Occupancy

Occupancy	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Combined Original LTV	Pct. Full Doc	Pct. Owner Occupied
Owner Occupied	8,458	$532,623,193	100.00%	11.024%	658	$62,973	99.64%	31.87%	100.00%
Second Home	1	15,588	0.00	10.850	700	15,588	100.00	0.00	0.00
Total:	8,459	$532,638,781	100.00%	11.024%	658	$62,967	99.64%	31.87%	100.00%

Distribution by Property Type

Property Type	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Combined Original LTV	Pct. Full Doc	Pct. Owner Occupied
Single Family	5,746	$357,495,170	67.12%	11.044%	658	$62,216	99.61%	31.84%	100.00%
PUD	1,261	82,945,672	15.57	10.914	654	65,778	99.68	37.73	100.00
2-4 Family	613	46,360,116	8.70	11.075	665	75,628	99.60	18.92	100.00
Condo	828	45,369,242	8.52	11.017	660	54,794	99.76	34.70	100.00
Townhouse	11	468,581	0.09	10.922	662	42,598	100.00	30.47	100.00
Total:	8,459	$532,638,781	100.00%	11.024%	658	$62,967	99.64%	31.87%	100.00%

Distribution by State

State	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Combined Original LTV	Pct. Full Doc	Pct. Owner Occupied
CA	2,837	$252,364,726	47.38%	11.099%	665	$88,955	99.70%	25.12%	100.00%
FL	733	38,672,140	7.26	10.996	656	52,759	99.75	38.34	100.00
IL	575	28,658,386	5.38	11.138	654	49,841	99.76	27.58	100.00
TX	735	23,775,150	4.46	9.974	646	32,347	99.88	45.05	100.00
VA	268	21,593,328	4.05	11.192	656	80,572	99.79	22.73	100.00
MD	337	20,689,397	3.88	10.998	655	61,393	99.53	28.99	100.00
NJ	260	17,513,232	3.29	11.161	657	67,359	99.47	20.77	100.00
NY	199	17,390,174	3.26	11.125	667	87,388	99.29	14.60	100.00
WA	309	16,517,494	3.10	10.898	650	53,455	99.37	59.47	100.00
GA	276	11,508,846	2.16	11.119	644	41,699	99.62	49.36	100.00
Other	1,930	83,955,909	15.76	10.996	648	43,500	99.43	48.04	99.98
Total:	8,459	$532,638,781	100.00%	11.024%	658	$62,967	99.64%	31.87%	100.00%

Distribution by Zip

Zip	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Combined Original LTV	Pct. Full Doc	Pct. Owner Occupied
94509	32	$2,770,430	0.52%	11.324%	661	$86,576	99.78%	21.79%	100.00%
94565	29	2,567,919	0.48	11.370	650	88,549	99.35	27.61	100.00
94603	23	2,054,073	0.39	10.981	675	89,308	99.95	26.75	100.00
94531	17	2,023,421	0.38	10.813	674	119,025	99.79	49.06	100.00
94801	22	1,925,037	0.36	11.117	658	87,502	100.00	14.05	100.00
95206	27	1,883,827	0.35	11.052	676	69,771	99.78	25.98	100.00
93905	16	1,681,418	0.32	11.564	664	105,089	100.00	0.00	100.00
94806	17	1,642,362	0.31	10.810	681	96,610	99.78	15.77	100.00
95076	12	1,593,716	0.30	11.246	687	132,810	99.50	0.00	100.00
94112	11	1,589,184	0.30	10.936	695	144,471	100.00	36.07	100.00
Other	8,253	512,907,394	96.30	11.020	658	62,148	99.63	32.23	100.00
Total:	8,459	$532,638,781	100.00%	11.024%	658	$62,967	99.64%	31.87%	100.00%

Distribution by Remaining Months to Maturity

Remaining Months To Maturity	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Combined Original LTV	Pct. Full Doc	Pct. Owner Occupied
1 - 180	103	$3,714,850	0.70%	10.890%	643	$36,067	99.41%	47.08%	100.00%
181 - 240	55	2,742,680	0.51	10.477	653	49,867	99.87	37.86	100.00
241 - 360	8,301	526,181,252	98.79	11.028	658	63,388	99.64	31.73	100.00
Total:	8,459	$532,638,781	100.00%	11.024%	658	$62,967	99.64%	31.87%	100.00%

Distribution by Amortization Type

Amortization Type	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Combined Original LTV	Pct. Full Doc	Pct. Owner Occupied
15 Yr Fixed	103	$3,714,850	0.70%	10.890%	643	$36,067	99.41%	47.08%	100.00%
20 Yr Fixed	55	2,742,680	0.51	10.477	653	49,867	99.87	37.86	100.00
30 Yr Fixed	8,301	526,181,252	98.79	11.028	658	63,388	99.64	31.73	100.00
Total:	8,459	$532,638,781	100.00%	11.024%	658	$62,967	99.64%	31.87%	100.00%

Distribution by Grade

Grade	Number of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Combined Original LTV	Pct. Full Doc	Pct. Owner Occupied
A	378	$24,009,416	4.51%	11.114%	640	$63,517	99.13%	40.09%	100.00%
Aa	2	114,822	0.02	10.572	647	57,411	95.00	35.58	100.00
Ap	8,074	507,996,391	95.37	11.020	659	62,918	99.66	31.44	100.00
A-	5	518,152	0.10	10.659	666	103,630	100.00	74.16	100.00
Total:	8,459	$532,638,781	100.00%	11.024%	658	$62,967	99.64%	31.87%	100.00%